Exhibit 99.1

Deutsche Bank

Deutsche Bank AG London

Winchester house

1 Great Winchester St,

London EC2N 2DB

Telephone:  44 20 7545 8000

c/o Deutsche Bank AG New York

60 Wall Street

New York, NY 10005

Telephone: 212-250-2500

March 12, 2007

To: The Macerich Company

401 Wilshire Boulevard, Suite 700
Santa Monica, California 90401

Attention: Chief Financial Officer

Telephone No.:      310-394-6000

Facsimile No.:       310-394-0632

Internal Reference No.: 165954

Re: Call Option Transaction

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the call option transaction entered into between Deutsche Bank AG acting through its London branch (“Deutsche”), and The Macerich Company (“Counterparty”) on the Trade Date specified below (the “Transaction”).  This letter agreement constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.  This Confirmation shall replace any previous agreements and serve as the final documentation for this Transaction.

DEUTSCHE BANK AG IS NOT REGISTERED AS A BROKER OR DEALER UNDER THE U.S. SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  DEUTSCHE BANK AG, NEW YORK (“AGENT”) HAS ACTED SOLELY AS AGENT IN CONNECTION WITH THE TRANSACTION AND HAS NO OBLIGATION, BY WAY OF ISSUANCE, ENDORSEMENT, GUARANTEE OR OTHERWISE WITH RESPECT TO THE PERFORMANCE OF EITHER PARTY UNDER THE TRANSACTION.  DEUTSCHE BANK AG LONDON IS NOT A MEMBER OF THE SECURITIES INVESTOR PROTECTION CORPORATION (SIPC).

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into this Confirmation.  In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation shall govern.  Certain defined terms used herein have the meanings assigned to them in the Offering Memorandum dated March 12, 2007 (the “Offering Memorandum”) relating to the USD 800,000,000 principal amount of Convertible Senior Notes due 2012 (the “Convertible Notes” and each USD 1,000 principal amount of Convertible Notes, a “Convertible Note”) issued by Counterparty pursuant to an Indenture to be dated March 16, 2007 between Counterparty and Deutsche Bank Trust Company Americas, as trustee (as in effect on the date of its execution, the “Indenture”).  In the event of any inconsistency between the terms defined in the Offering Memorandum, the Indenture and this Confirmation, this Confirmation shall govern.  The parties acknowledge that

Chairman of the Supervisory Board: Clemens Börsig Board of Managing Directors: Hermann-Josef Lamberti, Josef Ackermann, Tessen von Heydebreck, Anthony Dilorio, Hugo Banziger

Deutsche Bank AG is regulated by the FSA for the conduct of designated investment business in the UK, is a member of the London Stock Exchange and is a limited liability company incorporated in the Federal Republic of Germany HRB No. 30 000 District Court of Frankfurt am Main; Branch Registration No. in England and Wales BR000005, Registered address: Winchester House, 1 Great Winchester Street, London EC2N 2DB.

this Confirmation is entered into on the date hereof with the understanding that (i) definitions set forth in the Indenture which are also defined herein by reference to the Indenture and (ii) sections of the Indenture that are referred to herein will conform to the descriptions thereof in the Offering Memorandum.  If any such definitions in the Indenture or any such sections of the Indenture differ from the descriptions thereof in the Offering Memorandum, the descriptions thereof in the Offering Memorandum will govern for purposes of this Confirmation.  The parties further acknowledge that the Indenture section numbers used herein are based on the draft of the Indenture last reviewed by Deutsche as of the date of this Confirmation, and if any such section numbers are changed in the Indenture as executed, the parties will amend this Confirmation in good faith to preserve the intent of the parties.  For the avoidance of doubt, references to the Indenture herein are references to the Indenture as in effect on the date of its execution and if the Indenture is amended following its execution, any such amendment will be disregarded for purposes of this Confirmation unless the parties agree otherwise in writing.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

1.             This Confirmation evidences a complete and binding agreement between Deutsche and Counterparty as to the terms of the Transaction to which this Confirmation relates.  This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Deutsche and Counterparty had executed an agreement in such form (but without any Schedule except for the election of the laws of the State of New York as the governing law) on the Trade Date.  In the event of any inconsistency between provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates.  The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates shall be governed by the Agreement.

2.                                       The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	March 12, 2007

Option Style:	“Modified American”, as set forth under “Exercise and Valuation” below

Option Type:	Call

Buyer:	Counterparty

Seller:	Deutsche

Shares:	The common stock of Counterparty, par value USD 0.01 per share (Exchange symbol “MAC”)

Number of Options:	400,000. For the avoidance of doubt, the Number of Options shall be reduced by any Options exercised by Counterparty. In no event will the Number of Options be less than zero.

Option Entitlement:

As of any date, a number equal to the Conversion Rate as of such date (as defined in the Indenture, but without regard to any adjustments to the Conversion Rate pursuant to Section 11.05(h) or Section 11.07 of the Indenture), for each Convertible Note.

Strike Price:	USD 111.4802

Cap Price:	USD 130.0600

Premium:	USD 25,200,000.00

Premium Payment Date:	March 16, 2007

Exchange:	The New York Stock Exchange

Related Exchange(s):	All Exchanges

Exercise and Valuation:

Exercise Period(s):

Notwithstanding anything to the contrary in the Equity Definitions, an Exercise Period shall occur with respect to an Option hereunder only if such Option is an Exercisable Option (as defined below) and the Exercise Period shall be, in respect of any Exercisable Option, the period commencing on, and including, the relevant Conversion Date and ending on, and including, the Scheduled Valid Day immediately preceding the first day of the relevant Settlement Averaging Period in respect of such Conversion Date; provided that in respect of Exercisable Options relating to Convertible Notes for which the relevant Conversion Date occurs on or after December 15, 2011, the final day of the Exercise Period shall be the Scheduled Valid Day immediately preceding the Expiration Date.

Conversion Date:

With respect to any conversion of Convertible Notes, the date on which the Holder (as such term is defined in the Indenture) of such Convertible Notes satisfies all of the requirements for conversion thereof as set forth in Section 11.02 of the Indenture.

Exercisable Options:

Upon the occurrence of a Conversion Date, a number of Options equal to 50% of the number of Convertible Notes converted on such Conversion Date, other than (i) Convertible Notes surrendered for conversion (x) in connection with (A) an adjustment to the Conversion Rate effected by Counterparty in its discretion (whether pursuant to Section 11.05(h) of the Indenture or in a similar manner) that was not required under the terms of the Indenture as of the Trade Date or (B) an agreement by Counterparty with the Holders (as such term is defined in the Indenture) of such Convertible Notes and, in the case of either (A) or (B), the Holders of such Convertible Notes receive upon conversion or pursuant to such agreement, as the case may be, a payment of cash or delivery of Shares or any other property or value that was not required under the terms of the Indenture as of the Trade Date or (y) after having been acquired from a Holder by or on behalf of Counterparty or any of its affiliates other than pursuant to an exchange by such Holder and thereafter converted by or on behalf of Counterparty or any affiliate of Counterparty (each event described in this clause (i), an “Induced Conversion”) or (ii) Convertible Notes surrendered for conversion in connection with a Fundamental Change, a Specified Distribution or a Redemption to Preserve REIT Status (as each such term is defined in the Indenture) pursuant to Sections 11.01(a)(iii), (iv) or (v) of the Indenture (a “Corporate Event Conversion”), shall become Exercisable Options. For the avoidance of doubt, if J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. exercise their option pursuant to Section 2(c)

of the Purchase Agreement dated as of March 16, 2007 between Counterparty, J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. as representatives of the Initial Purchasers party thereto (the “Purchase Agreement”), the number of Exercisable Options shall be equal to the product of (a) 50% of the number of Convertible Notes converted on such Conversion Date, other than the Convertible Notes surrendered for conversion as set forth in clauses (i) and (ii) above, and (b) the quotient of (A) the number of Convertible Notes in denominations of USD 1,000 principal amount issued by Counterparty on the closing date for the initial issuance of the Convertible Notes divided by (B) the total number of Convertible Notes in denominations of USD 1,000 principal amount outstanding immediately after such exercise.

Expiration Time:	The Valuation Time

Expiration Date:	March 15, 2012, subject to earlier exercise.

Multiple Exercise:	Applicable, as described under Exercisable Options above.

Automatic Exercise:

Applicable; and means that in respect of an Exercise Period, a number of Options not previously exercised hereunder equal to the number of Exercisable Options shall be deemed to be exercised on the final day of such Exercise Period for such Exercisable Options; provided that such Options shall be deemed exercised only to the extent that Counterparty has provided a Notice of Exercise and, to the extent applicable, a Notice of Settlement Method, to Deutsche.

Notice of Exercise:

Notwithstanding anything to the contrary in the Equity Definitions, in order to exercise any Exercisable Options, Counterparty must notify Deutsche in writing before 5:00 p.m. (New York City time) on the second Scheduled Valid Day immediately following the Conversion Date for the Exercisable Options being exercised of (i) the number of such Options; (ii) the scheduled first day of the Settlement Averaging Period and the scheduled Settlement Date and (iii) whether Counterparty elects to settle its conversion obligations with respect to the Convertible Notes converted on such Conversion Date entirely in Shares in accordance with Sections 11.12(b) and (e) of the Indenture (“Settlement in Shares”); provided that in respect of Exercisable Options relating to Convertible Notes with a Conversion Date occurring on or after December 15, 2011, such notice may be given on or prior to the second Scheduled Valid Day immediately preceding the Expiration Date (the “Final Conversion Period”), such Notice of Exercise need only specify item (i) above.

Notice of Settlement Method:

In order to exercise any Exercisable Options relating to Convertible Notes with a Conversion Date during the Final Conversion Period, Counterparty must notify Deutsche before 5:00 p.m. (New York City time) on or prior to the forty-third (43rd) Scheduled Valid Day prior to the Expiration Date whether Settlement in Shares applies to the settlement of the Convertible Notes converted during the Final Conversion Period.

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby replaced in its entirety by the following:

“Market Disruption Event” means (1) a failure by the primary United States national securities exchange or market on which the Shares are listed or admitted for trading to open for trading during its regular trading session or (2) the occurrence or existence prior to 1:00 p.m. (New York City time) on any Valid Day for the Shares of an aggregate one half hour period, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Shares or in any options, contracts or future contracts relating to the Shares.

Settlement Terms:

Settlement Method:	Net Share Settlement

Net Share Settlement:

Deutsche will deliver to Counterparty, on the relevant Settlement Date, a number of Shares equal to the Net Shares in respect of any Exercisable Option exercised or deemed exercised hereunder. In no event will the Net Shares be less than zero.

Net Shares:

In respect of any Exercisable Option exercised or deemed exercised, a number of Shares equal to (i) the Option Entitlement multiplied by (ii) the sum of the quotients, for each Valid Day during the Settlement Averaging Period for such Exercisable Option, of (A) (1) the amount by which the Cap Price exceeds the Strike Price, if the Relevant Price on such Valid Day is equal to or greater than the Cap Price; (2) the amount by which the Relevant Price exceeds the Strike Price, if such Relevant Price is greater than the Strike Price but less than the Cap Price or (3) zero, if such Relevant Price is less than or equal to the Strike Price; divided by (B) such Relevant Price, divided by (iii) the number of Valid Days in the Settlement Averaging Period.

Deutsche will deliver cash in lieu of any fractional Shares to be delivered with respect to any Net Shares valued at the Relevant Price for the last Valid Day of the Settlement Averaging Period.

Valid Day:

A day on which (i) trading in Shares occurs on the Exchange or, if the Shares are not listed on the Exchange, on the principal other national or regional securities exchange on which the Shares are then listed or, if the Shares are not listed on a national or regional securities exchange, on the Nasdaq Global Market or, if the Shares are not quoted on the Nasdaq Global Market, on the principal other U.S. national or regional securities exchange on which the Shares are then listed or, if the Shares are not listed on a U.S. national or regional securities exchange, on the principal other market on which the Shares are then traded and (ii) there is no Market Disruption Event.

Scheduled Valid Day:	A day on which trading in the Shares is scheduled to occur as defined in clause (i) of the definition of Valid Day.

Relevant Price:

On any Valid Day, the per Share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page MAC.N <equity> AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until scheduled close of trading on the primary trading session on such Valid Day (or if such volume-weighted average price is unavailable, the market value of one Share on such Valid Day, as determined by the Calculation Agent using a volume-weighted method). The Relevant Price will be determined without regard to after hours trading or any other trading outside of the regular trading session hours.

Settlement Averaging Period:

For any Exercisable Option, (x) if Counterparty has delivered, in accordance with the terms set forth above, a Notice of Exercise to Deutsche with respect to such Exercisable Option with a Conversion Date occurring prior to December 15, 2011, the forty (40) consecutive Valid Day period beginning on and including the third Valid Day after such Conversion Date; provided that, if such Notice of Exercise specifies that Settlement in Shares applies to the Convertible Notes converted on such Conversion Date, the Settlement Averaging Period shall be the eighty (80) consecutive Valid Day period beginning on and including the third Scheduled Valid Day after such Conversion Date or (y) if Counterparty has delivered, in accordance with the terms set forth above, a Notice of Settlement Method to Deutsche with respect to such Exercisable Option with a Conversion Date occurring on or following December 15, 2011, the forty (40) consecutive Valid Day period beginning on and including the forty second (42nd) Scheduled Valid Day immediately prior to the Expiration Date; provided that, if such Notice of Settlement Method specifies that Settlement in Shares applies to the Convertible Notes converted on such Conversion Date, the Settlement Averaging Period shall be the eighty (80) consecutive Valid Day period beginning on and including the forty second (42nd) Scheduled Valid Day immediately prior to the Expiration Date.

Settlement Date:	For any Exercisable Option, the third Valid Day immediately following the final Valid Day of the Settlement Averaging Period with respect to such Exercisable Options.

Settlement Currency:	USD

Other Applicable Provisions:

The provisions of Sections 9.1(c), 9.8, 9.9, 9.11, 9.12 and 10.5 of the Equity Definitions will be applicable, except that all references in such provisions to “Physically-settled” shall be read as references to “Net Share Settled”. “Net Share Settled” in relation to any Option means that Net Share Settlement is applicable to that Option.

Representation and Agreement:

Notwithstanding Section 9.11 of the Equity Definitions, the parties acknowledge that any Shares delivered to Counterparty shall be, upon delivery, subject to restrictions and limitations arising from Counterparty’s status under applicable securities laws and Counterparty’s Articles of Amendment and Restatement, as amended from time to time (the “Charter”).

3. Additional Terms applicable to the Transaction:

Adjustments applicable to the Transaction:

Potential Adjustment Events:

Notwithstanding Section 11.2(e) of the Equity Definitions, a “Potential Adjustment Event” means an occurrence of any event or condition, as set forth in Section 11.05 of the Indenture, that would result in an adjustment to the Conversion Rate of the Convertible Notes; provided that in no event shall there be any adjustment hereunder as a result of an adjustment to the Conversion Rate pursuant to Section 11.05(h) or Section 11.07 of the Indenture.

Method of Adjustment:

Calculation Agent Adjustment, which means, notwithstanding anything to the contrary in the Equity Definitions, upon any adjustment to the Conversion Rate of the Convertible Notes pursuant to the Indenture (other than Section 11.05(h) or Section 11.07 of the Indenture), (i) the Calculation Agent shall make a corresponding adjustment to any of the Strike Price, Number of Options and the Option Entitlement and (ii) the Calculation Agent may, in its commercially reasonable discretion, make any adjustment consistent with the Calculation Agent Adjustment set forth in Section 11.2(c) of the Equity Definitions to the Cap Price or any other variable relevant to the exercise, settlement or payment for the Transaction to preserve the fair value of the Options to Deutsche after taking into account such Potential Adjustment Event; provided further that in no event shall the Cap Price be less than the Strike Price.

Extraordinary Events applicable to the Transaction:

Merger Events:	Notwithstanding Section 12.1(b) of the Equity Definitions, a “Merger Event” means the occurrence of any event or condition set forth in Section 11.06 of the Indenture.

Tender Offers:	Applicable; provided that notwithstanding Section 12.1(d) of the Equity Definitions, a “Tender Offer” means the occurrence of any event or condition set forth in Section 11.05(f) of the Indenture.

Consequence of Merger Events/
Tender Offers:	Notwithstanding Sections 12.2 and 12.3 of the Equity Definitions, upon the occurrence of a Merger Event or a Tender Offer:

(i)   the Calculation Agent shall make a corresponding adjustment in respect of any adjustment under the Indenture to any one or more of the nature of the Shares, Strike Price, Number of Options and the Option Entitlement; provided, however, that such adjustment shall be made without regard to any adjustment to the Conversion Rate for the issuance of additional shares as set forth in Section 11.05(h) or Section 11.07 of the Indenture; and

(ii)   the Calculation Agent may, in its sole discretion, make any adjustment consistent with the Modified Calculation Agent Adjustment set forth in Section 12.2(e) or 12.3(d) of the Equity Definitions, as applicable, to the Cap Price or any other variable relevant to the exercise, settlement or payment for the

Transaction; provided that in no event shall the Cap Price be less than the Strike Price;

provided that, with respect to a Merger Event, if the consideration for the Shares includes (or, at the option of a holder of Shares, may include) shares of an entity or person not organized under the laws of the United States, any State thereof or the District of Columbia, Cancellation and Payment (Calculation Agent Determination) shall apply; and provided further that, for the avoidance of doubt, adjustments shall be made pursuant to the provisions of subparagraphs (i) and (ii) above regardless of whether any Merger Event or Tender Offer gives rise to a Corporate Event Conversion.

Nationalization, Insolvency
or Delisting:

Cancellation and Payment (Calculation Agent Determination); provided that, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors), such exchange or quotation system shall thereafter be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:	Applicable

Failure to Deliver	Applicable

Hedging Party:	For all applicable Additional Disruption Events, Deutsche

Determining Party:	For all applicable Additional Disruption Events, Deutsche

Non-Reliance:	Applicable

Agreements and Acknowledgements
Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

4.  Calculation Agent:                                                                                                                                                          Deutsche

5.  Account Details:

(a)                           Account for payments to Counterparty:

Wells Fargo Bank

Los Angeles Main

11601 Wilshire Blvd. 17th Floor

Los Angeles, CA 90025

ABA: 121000248

Acct: The Macerich Company

Acct No.: 4600196232

Account for delivery of Shares to Counterparty:

To be provided by Counterparty

(b)                              Account for payments to Deutsche:

Bank of New York
ABA 021 000 018
GLA 111-569
A/C  DBO

Account for delivery of Shares from Deutsche:

DTC 0060

6. Offices:

The Office of Counterparty for the Transaction is:  Inapplicable, Counterparty is not a Multibranch Party.

The Office of Deutsche for the Transaction is: London

Deutsche Chase Bank, National Association

London Branch

P.O. Box 161

60 Victoria Embankment

London EC4Y 0JP

England

7. Notices: For purposes of this Confirmation:

(a)                                  Address for notices or communications to Counterparty:

The Macerich Company

401 Wilshire Boulevard, Suite 700

Santa Monica, California 90401

Attention: Chief Financial Officer

Telephone No.:    (310) 394-6000

Facsimile No.:    (310) 394-0632

with a copy to:

The Macerich Company

401 Wilshire Boulevard, Suite 700

Santa Monica, California 90401

Attention: General Counsel

Telephone No.:    (310) 899-6314

Facsimile No.:    (310) 395-2791

(b)                                 Address for notices or communications to Deutsche:

Deutsche Bank AG, London Branch c/o Deutsche Bank AG,  New York Branch

Jonathan Miller

 (212) 250-4930

Jonathan-Us.Miller@db.com

8.  Representations and Warranties of Counterparty

The representations and warranties of Counterparty set forth in Section 1 of the Purchase Agreement are true and correct and are hereby deemed to be repeated to Deutsche as if set forth herein.  Counterparty hereby further represents and warrants to and agrees with, Deutsche as of the Trade Date that:

(a)                                   Counterparty has all necessary corporate power and authority to execute, deliver and perform its obligations in respect of this Transaction; such execution, delivery and performance have been duly authorized by all necessary corporate action on Counterparty’s part; and this Confirmation has been duly and validly executed and delivered by Counterparty and constitutes its valid and binding obligation, enforceable against Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution hereunder may be limited by federal or state securities laws or public policy relating thereto.

(b)                                  Neither the execution and delivery of this Confirmation by Counterparty nor the incurrence or performance of obligations of Counterparty hereunder will conflict with or result in a breach of the Charter or by-laws (or any equivalent documents) of Counterparty, or any applicable law or regulation applicable to Counterparty, or any order, writ, injunction or decree of any court or governmental authority or agency applicable to Counterparty, or any agreement or instrument to which Counterparty or any of its subsidiaries is a party or by which Counterparty or any of its subsidiaries is bound or to which Counterparty or any of its subsidiaries is subject, or constitute a default under any such agreement or instrument, or breach or constitute a default under any agreements and contracts of Counterparty and the significant subsidiaries filed as exhibits to Counterparty’s Annual Report on Form 10-K for the year ended December 31, 2006 incorporated by reference in the Offering Memorandum as updated by any subsequent filing.

(c)                                   No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required in connection with the execution, delivery or performance by Counterparty of this Confirmation, except such as have been obtained or made and such as may be required under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws.

(d)                                  It is an “eligible contract participant” (as such term is defined in Section 1a(12) of the Commodity Exchange Act, as amended (the “CEA”)) because one or more of the following is true:

Counterparty is a corporation, partnership, proprietorship, organization, trust or other entity and:

(i)                                       Counterparty has total assets in excess of USD 10,000,000;

(ii)                                    the obligations of Counterparty hereunder are guaranteed, or otherwise supported by a letter of credit or keepwell, support or other agreement, by an entity of the type described in Section 1a(12)(A)(i) through (iv), 1a(12)(A)(v)(I), 1a(12)(A)(vii) or 1a(12)(C) of the CEA; or

(iii)                            Counterparty has a net worth in excess of USD 1,000,000 and has entered into this Agreement in connection with the conduct of Counterparty’s business or to manage the risk associated with an asset or liability owned or incurred or reasonably likely to be owned or incurred by Counterparty in the conduct of Counterparty’s business.

(e)                                   Each of it and its affiliates is not, on the date hereof, in possession of any material non-public information with respect to Counterparty or the Shares.

(f)                                     Counterparty has all necessary corporate power and authority to execute and deliver a limited waiver dated as of March 12, 2007 to Deutsche and its affiliates that waives the application of the Ownership Limit (as such term is defined in the Charter) (the “Waiver”); such execution and delivery have been duly authorized by all necessary corporate action on Counterparty’s part; and the Waiver has been duly and validly executed and delivered by Counterparty and constitutes its valid and binding obligation, enforceable against Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(g)                                  Neither the execution and delivery of the Waiver nor the incurrence or performance of obligations of Counterparty thereunder will conflict with or result in a breach of the certificate of incorporation or by-laws (or any equivalent documents) of Counterparty, or any applicable law or regulation applicable to Counterparty, or any order, writ, injunction or decree of any court or governmental authority or agency applicable to Counterparty, or any agreement or instrument to which Counterparty or any of its subsidiaries is a party or by which Counterparty or any of its subsidiaries is bound or to which Counterparty or any of its subsidiaries is subject, or constitute a default under any such agreement or instrument, or breach or constitute a default under any agreements and contracts of Counterparty or any of its significant subsidiaries filed as exhibits to Counterparty’s Annual Report on Form 10-K for the year ended December 31, 2006 as updated by any subsequent filings.

9. Other Provisions:

(a)                                  Opinions.  Counterparty shall deliver to Deutsche an opinion of counsel, dated as of the Trade Date, with respect to the matters set forth in Sections 8(a) through (c) and Sections 8(f) and (g) of this Confirmation (It being understood that such opinion of counsel may be limited as to scope in a manner substantially similar to the opinions delivered in connection with the Purchase Agreement, may also include customary assumptions, exceptions and limitations and may be otherwise limited as mutually agreed upon by Counterparty and Deutsche).

(b)                                 Amendment.  If the Initial Purchasers party to the Purchase Agreement exercise their right to purchase additional Convertible Notes as set forth therein, then, at the option of Counterparty, Deutsche and Counterparty will either enter into a new confirmation or amend this Confirmation to provide for such increase in Convertible Notes (but on pricing terms acceptable to Deutsche and Counterparty) (such additional confirmation or amendment to this Confirmation to provide for the payment by Counterparty to Deutsche of the additional premium related thereto).

(c)                                  Repurchase Notices.  Counterparty shall give Deutsche written notice of any repurchase of Shares (a “Repurchase Notice”) at least seven Scheduled Trading Days prior to effecting such repurchase if, after giving effect to such repurchase, the quotient of (x) the product of (a) the Number of Options and (b) the Option Entitlement divided by (y) the number of Counterparty’s outstanding Shares (such quotient expressed as a percentage, the “Option Equity Percentage”) would be greater than 6.5%.  Such Repurchase Notice shall set forth the number of Shares to be outstanding after giving effect to the relevant Share repurchase. In connection with the delivery of any Repurchase Notice to Deutsche, (x) Counterparty shall, concurrently with or prior to such delivery, publicly announce and disclose the relevant repurchase or (y) Counterparty shall represent and warrant in such Repurchase Notice that the information set forth in such Repurchase Notice does not constitute material non-public information with respect to Counterparty or the Shares.

(d)                                 Conversion Rate Adjustments.  Counterparty shall provide to Deutsche written notice (such notice, a “Conversion Rate Adjustment Notice”) at least seven Scheduled Trading Days prior to consummating or otherwise executing or engaging in any transaction or event (a “Conversion

Rate Adjustment Event”) that would lead to an increase in the Conversion Rate (as such term is defined in the Indenture), other than an increase pursuant to Section 11.05(a), (c) or (e) of the Indenture, which Conversion Rate Adjustment Notice shall set forth the new, adjusted Conversion Rate after giving effect to such Conversion Rate Adjustment Event (the “New Conversion Rate”); provided that no such Conversion Rate Adjustment Notice needs to be provided unless, after giving effect to such Conversion Rate Adjustment Event, the Option Equity Percentage would be greater than 6.5%.  In connection with the delivery of any Conversion Rate Adjustment Notice to Deutsche, (x) Counterparty shall, concurrently with or prior to such delivery, publicly announce and disclose the Conversion Rate Adjustment Event or (y) Counterparty shall, concurrently with such delivery, represent and warrant that the information set forth in such Conversion Rate Adjustment Notice does not constitute material non-public information with respect to Counterparty or the Shares.

(e)                                  Regulation M.  Counterparty is not on the date hereof engaged in a distribution, as such term is used in Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of any securities of Counterparty, other than (i) a distribution meeting the requirements of the exception set forth in Rules 101(b)(10) and 102(b)(7) of Regulation M and (ii) the distribution of the Convertible Notes.  Counterparty shall not, until the second Scheduled Trading Day immediately following the Trade Date, engage in any such distribution.

(f)                                    No Manipulation.  Counterparty is not entering into this Transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Exchange Act.

(g)                                 Board Authorization.  Each of this Transaction and the issuance of the Convertible Notes was approved by its board of directors and publicly announced, solely for the purposes stated in such board resolution and public disclosure and, prior to any exercise of Options hereunder, Counterparty’s board of directors will have duly authorized any repurchase of Shares pursuant to this Transaction.  Counterparty further represents that there is no internal policy, whether written or oral, of Counterparty that would prohibit Counterparty from entering into any aspect of this Transaction, including, but not limited to, the purchases of Shares to be made pursuant hereto.

(h)                                 Transfer or Assignment.  Counterparty may not transfer any of its rights or obligations under this Transaction without the prior written consent of Deutsche.  Deutsche may, without Counterparty’s consent, transfer or assign all or any part of its rights or obligations under this Transaction to any third party with a rating for its long term, unsecured and unsubordinated indebtedness equal to or better than the lesser of (i) the credit rating of Deutsche at the time of the transfer and (ii) A- by Standard and Poor’s Rating Group, Inc. or its successor (“S&P”), or A3 by Moody’s Investor Service, Inc. (“Moody’s”) or, if either S&P or Moody’s ceases to rate such debt, at least an equivalent rating or better by a substitute agency rating mutually agreed by Counterparty and Deutsche; provided that such third party represents to Counterparty that its Beneficial Ownership (as such term is defined in the Charter of Counterparty) of Equity Stock (as such term is defined in the Charter of Counterparty) following such transfer or assignment shall be less than or equal to 5% and such third party makes the representation and warranty contained in Section 9(i) to Counterparty for the duration of the Transaction (it being understood that all references therein to Deutsche shall instead refer to such third party).  If after Deutsche’s commercially reasonable efforts, Deutsche is unable to effect such a transfer or assignment on pricing terms reasonably acceptable to Deutsche and within a time period reasonably acceptable to Deutsche of a sufficient number of Options to reduce (i) Deutsche’s “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and rules promulgated thereunder) to 8.0% of Counterparty’s outstanding Shares or less, (ii) the Option Equity Percentage to 6.5% or less or (iii) Deutsche Bank AG’s (“Bank”) Beneficial Ownership (as such term is defined in the Charter) of Equity Stock (as such term is defined in the Charter) to 8.5% or less, Deutsche may designate any Exchange Business Day as an Early Termination Date with respect to a portion (the “Terminated Portion”) of this Transaction, such that (i) its “beneficial ownership” following such partial termination will be equal to or less than 8.0%, (ii) the Option Equity Percentage following such partial termination will be equal to or less than 6.5% or (iii) Bank’s Beneficial Ownership (as such term is defined in the Charter) of Equity Stock (as such term is defined in the Charter) following such partial termination will be equal to or less than 8.5%.  If the Waiver terminates or ceases to be valid, binding or enforceable against Counterparty or the representation by Deutsche in Section 9(i) ceases to be valid, Deutsche may designate any Exchange Business Day as an Early Termination Date with respect to all or a portion of this Transaction.  Solely for purposes of this subsection, following receipt of any Repurchase Notice or Conversion Rate Adjustment Notice, (i) Deutsche’s “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and rules promulgated thereunder) with respect to Shares, (ii) the Options Equity Percentage and (iii) Bank’s Beneficial Ownership (as such term is defined in the Charter) with respect to the Equity Stock (as such term is defined in the Charter), as the case may be, shall incorporate the deemed effect of the relevant Share repurchase (in the case of a Repurchase Notice) or New Conversion Rate (in the case of a Conversion Rate Adjustment Notice).  In the event that Deutsche so designates an Early Termination Date with respect to a portion of this Transaction, a payment shall be made pursuant to Section 6 of the Agreement as if (i) an Early Termination Date had been designated in respect of a Transaction having terms identical to this Transaction and a Number of Options equal to the Terminated Portion, (ii) Counterparty shall be the sole Affected Party with respect to such partial termination and (iii) such Transaction shall be the only Terminated Transaction (and, for the avoidance of doubt, the provisions of Section 9(q) shall apply to any amount that is payable by Deutsche to Counterparty pursuant to this sentence as if Counterparty was not the Affected Party).  Before any transfer, assignment or designation of an Early Termination Date by Deutsche pursuant to this section 9(h) that relates solely to the Bank’s Beneficial Ownership, the parties agree to use commercially reasonable efforts to obtain a modification of the Waiver, within a time period reasonably acceptable to Deutsche, that would permit the Bank’s Beneficial Ownership at a level higher than that in the existing Waiver.  Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Deutsche to purchase, sell, receive or deliver any shares or other securities to or from Counterparty, Deutsche may designate any of its affiliates to purchase, sell, receive or deliver such shares or other securities and otherwise to perform Deutsche’s obligations in respect of this Transaction and any such designee may assume such obligations.  Deutsche shall be discharged of its obligations to Counterparty to the extent of any such performance.

(i)                                     Additional Representations.  Deutsche hereby represents and warrants to Counterparty that for the duration of the Transaction, (i) the obligation of Deutsche with respect to the Transaction, to the extent of the portion of the Transaction to which Deutsche is a party, will not exceed 10% of the outstanding securities (within the meaning of Section 856 of Internal Revenue Code of 1986, as amended (the “Code”)) of Deutsche, (ii) the obligation of any affiliate of Deutsche under the Transaction, to the extent of the portion of the Transaction to which such affiliate is a party, including by assignment or transfer, will not exceed 10% of the outstanding securities (within the meaning of Section 856 of the Code) of such affiliate and (iii) for U.S. federal income tax purposes, Deutsche will not take a position inconsistent with Counterparty’s treatment of the associated rights of the parties pursuant to the Transaction as a single instrument. Each Party represents that it is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment to be made by it to the other party under this Agreement.

(j)                                     Staggered Settlement.  If upon advice of counsel with respect to applicable legal and regulatory requirements, including any requirements relating to Deutsche’s hedging activities hereunder, Deutsche reasonably determines that it would not be practicable or advisable to deliver, or to acquire Shares to deliver, any or all of the Shares to be delivered by Deutsche on the Settlement Date for the Transaction, Deutsche may, by notice to Counterparty on or prior to any Settlement Date (a “Nominal Settlement Date”), elect to deliver the Shares on two or more dates (each, a “Staggered Settlement Date”) as follows:

(i)                                   in such notice, Deutsche will specify to Counterparty the related Staggered Settlement Dates (the first of which will be such Nominal Settlement Date and the last of which will be no later than the twentieth (20th) Exchange Business Day following such Nominal Settlement Date) and the number of Shares that it will deliver on each Staggered Settlement Date on a payment versus delivery basis;

(ii)                                the aggregate number of Shares that Deutsche will deliver to Counterparty hereunder on all such Staggered Settlement Dates will equal the number of Shares that Deutsche would otherwise be required to deliver on such Nominal Settlement Date; and

(iii)                               Net Share Settlement terms will apply on each Staggered Settlement Date, except that the Net Shares will be allocated among such Staggered Settlement Dates as specified by Deutsche in the notice referred to in clause (i) above.

(k)                                  Early Unwind.  In the event the sale of Convertible Notes is not consummated with the initial purchasers for any reason or Counterparty fails to deliver to Deutsche opinions of counsel to Counterparty as required pursuant to Section 9(a) by the close of business in New York on March 16, 2007(1) (or such later date as agreed upon by the parties) (March 16, 2007 or such later date as agreed upon being the “Early Unwind Date”), this Transaction shall automatically terminate (the “Early Unwind”) on the Early Unwind Date and (i) the Transaction and all of the respective rights and obligations of Deutsche and Counterparty under the Transaction shall be cancelled and terminated and (ii) each party shall be released and discharged by the other party from and agrees not to make any claim against the other party with respect to any obligations or liabilities of the other party arising out of and to be performed in connection with the Transaction either prior to or after the Early Unwind Date; provided that Counterparty shall purchase from Deutsche on the Early Unwind Date all Shares purchased by Deutsche or one or more of its affiliates and reimburse Deutsche for any costs or expenses (including market losses) relating to the unwinding of its hedging activities in connection with the Transaction (including any loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position).  The amount of any such reimbursement shall be determined by Deutsche in its sole good faith discretion.  Deutsche shall notify Counterparty of such amount and Counterparty shall pay such amount in immediately available funds on the Early Unwind Date.  Each of Deutsche and Counterparty represents and acknowledges to the other that, subject to the proviso included in this paragraph, upon an Early Unwind, all obligations with respect to the Transaction shall be deemed fully and finally discharged.

(l)                                      Method of Delivery.  Whenever delivery of funds or other assets is required hereunder by or to Counterparty, such delivery shall be effected through Agent.  In addition, all notices, demands and communications of any kind relating to the Transaction between Deutsche and Counterparty shall be transmitted exclusively through Agent.

(m)                                Dividends.  If at any time during the period from and including the Trade Date, to but excluding the Expiration Date, (i) an ex-dividend date for a cash dividend occurs with respect to the Shares (an “Ex-Dividend Date”), and that dividend is less than the Regular Dividend on a per Share basis or (ii) if no Ex-Dividend date for a cash dividend occurs with respect to the Shares in any quarterly dividend period of Counterparty, then the Calculation Agent will adjust the Cap Price to preserve the fair value of the Options to Deutsche after taking into account such dividend or lack thereof. “Regular Dividend” shall mean USD 0.71 per Share per quarter.

(n)                                  Additional Termination Events.  Notwithstanding anything to the contrary in this Confirmation, (i) upon the occurrence of a Conversion Date with respect to an Induced Conversion or a Corporate Event Conversion, as applicable:

(A) Counterparty shall within one Scheduled Trading Day provide written notice (an “Excluded Conversion Notice”) to Deutsche specifying the number of Convertible Notes

(1) Insert the closing date for the securities.

converted on such Conversion Date and identifying the related conversions as Induced Conversions or Corporate Event Conversions, as applicable;

(B) such Induced Conversion or Corporate Event Conversion, as applicable, shall constitute an Additional Termination Event hereunder with respect to the number of Options relating to the number of Convertible Notes surrendered for conversion in connection with such Induced Conversion or Corporate Event Conversion, as applicable, (the “Affected Number of Options”), in which case (x) the sole Affected Transaction shall consist of a transaction identical to the Transaction except that Number of Options for such Affected Transaction shall equal the Affected Number of Options and Counterparty shall be deemed the sole Affected Party and (y) the Transaction shall remain in full force and effect, except that the Number of Options subject to the Transaction immediately prior to the Conversion Date for such Induced Conversion or Corporate Event Conversion, as applicable, shall as of such Conversion Date be reduced by the Affected Number of Options;

(C) notwithstanding anything to the contrary in the Agreement, Deutsche shall designate an Early Termination Date in respect of such Affected Transaction, which shall be no earlier than one Scheduled Trading Day following the Conversion Date for the related Induced Conversion or Corporate Event Conversion, as applicable; and

(D) for the avoidance of doubt, in determining the amount payable in respect of such Affected Transaction pursuant to Section 6 of the Agreement, the Calculation Agent shall assume that (x) the relevant Induced Conversion or Corporate Event Conversion, as applicable, had not occurred, (y) in the case of an Induced Conversion, any adjustments, agreements, payments, deliveries or acquisitions by or on behalf of Counterparty or any affiliate of Counterparty leading thereto, had not occurred and (z) the corresponding Convertible Notes remain outstanding.

(ii) if an event of default with respect to Counterparty shall occur under the terms of the Convertible Notes as set forth in Section 6.01 of the Indenture, then such event of default shall constitute an Additional Termination Event applicable to the Transaction and, with respect to such event of default (A) Counterparty shall be deemed to be the sole Affected Party and the Transaction shall be the sole Affected Transaction and (B) Deutsche shall be the party entitled to designate an Early Termination Date pursuant to Section 6(b) of the Agreement.

(o)                                 Amendments to Equity Definitions.  (i)  Section 11.2(a) of the Equity Definitions is hereby amended by deleting the words “diluting or concentrative” and replacing them with the word “material”.

(ii)           Section 11.2(c) of the Equity Definitions is hereby amended by (x) replacing the words “a diluting or concentrative” with “an” and (y) deleting the phrase “(provided that no adjustments will be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)” and replacing it with the phrase “(and, for the avoidance of doubt, adjustments may be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares).”

(iii)          Section 12.6(a)(ii) of the Equity Definitions is hereby amended by (1) deleting from the fourth line thereof the word “or” after the word “official” and inserting a comma therefor, and (2) deleting the semi-colon at the end of subsection (B) thereof and inserting the following words therefor “or (C) at Deutsche’s option, the occurrence of any of the events specified in Section 5(a)(vii) (1) through (9) of  the ISDA Master Agreement with respect to that Issuer.”

(iv)          Section 12.9(b)(i) of the Equity Definitions is hereby amended by (1) replacing “either party may elect” with “Deutsche may elect” and (2) replacing “notice to the other party” with “notice to Counterparty” in the first sentence of such section.

(p)                                 No Collateral or Setoff.  Notwithstanding any provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral. Obligations under this Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under this Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff.

(q)                                 Alternative Calculations and Payment on Early Termination and on Certain  Extraordinary Events.  If in respect of this Transaction, an amount is payable by Deutsche to Counterparty (i) pursuant to Section 12.7 or Section 12.9 of the Equity Definitions or (ii) pursuant to Section 6(d)(ii) of the Agreement  (a “Payment Obligation”), Counterparty may request Deutsche to satisfy any such Payment Obligation by the Share Termination Alternative (as defined below) (except that Counterparty shall not make such an election in the event of a Nationalization, Insolvency or Merger Event, in each case, in which the consideration to be paid to holders of Shares consists solely of cash, or an Event of Default in which Counterparty is the Defaulting Party or a Termination Event in which Counterparty is the Affected Party, other than an Event of Default of the type described in Section 5(a)(iii), (v), (vi), (vii) or (viii) of the Agreement or a Termination Event of the type described in Section 5(b)(i), (ii), (iii), (iv), (v) or (vi) of the Agreement or an Additional Termination Event as a result of an Induced Conversion in each case that resulted from an event or events outside Counterparty’s control) and shall give irrevocable telephonic notice to Deutsche, confirmed in writing within one Currency Business Day, no later than 12:00 p.m. New York local time on the Merger Date, the Announcement Date (in the case of Nationalization, Insolvency or Delisting), Early Termination Date or date of cancellation, as applicable.  For avoidance of doubt, the parties agree that in calculating the Payment Obligation the Determining Party may consider the purchase price paid in connection with the purchase of Share Termination Delivery Property.

Share Termination Alternative:                                                                           Applicable and means that Deutsche shall deliver to Counterparty the Share Termination Delivery Property on, or within a commercially reasonable period of time after, the date when the Payment Obligation would otherwise be due pursuant to Section 12.7 or 12.9 of the Equity Definitions or Section 6(d)(ii) and 6(e) of the Agreement, as applicable (the “Share Termination Payment Date”), in satisfaction of the Payment Obligation in the manner reasonably requested by Counterparty free of payment.

Share Termination Delivery Property:                                         A number of Share Termination Delivery Units, as calculated by the Calculation Agent, equal to the Payment Obligation divided by the Share Termination Unit Price.  The Calculation Agent shall adjust the Share Termination Delivery Property by replacing any fractional portion of a security therein with an amount of cash equal to the value of such fractional security based on the values used to calculate the Share Termination Unit Price.

Share Termination Unit Price:                                                                                   The value to Deutsche of property contained in one Share Termination Delivery Unit, as determined by the Calculation Agent in its discretion by commercially reasonable means and notified by the

                                                                                                                                                                                                                                                Calculation Agent to Deutsche at the time of notification of the Payment Obligation.

Share Termination Delivery Unit:                                                                One Share or, if a Merger Event has occurred and a corresponding adjustment to this Transaction has been made, a unit consisting of the number or amount of each type of property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Merger Event, as determined by the Calculation Agent.

Failure to Deliver:                                                                                                                                                Applicable

Other applicable provisions:                                                                                        If this Transaction is to be Share Termination Settled, the provisions of Sections 9.9, 9.11, 9.12 and 10.5 (as modified above) of the Equity Definitions will be applicable, except that all references in such provisions to “Physically-settled” shall be read as references to “Share Termination Settled” and all references to “Shares” shall be read as references to “Share Termination Delivery Units”.  “Share Termination Settled” in relation to this Transaction means that Share Termination Settlement is applicable to this Transaction.

(r)                                    Registration.  Counterparty hereby agrees that if, in the good faith reasonable judgment of Deutsche, the Shares  (“Hedge Shares”) acquired by Deutsche for the purpose of hedging its obligations pursuant to this Transaction cannot be sold in the public market by Deutsche without registration under the Securities Act, Counterparty shall, at its election, either (i) in order to allow Deutsche to sell the Hedge Shares in a registered offering, make available to Deutsche an effective registration statement under the Securities Act and enter into an agreement, in form and substance reasonably satisfactory to Deutsche, substantially in the form of an underwriting agreement for a registered secondary offering; provided, however, that if Deutsche, in its sole reasonable discretion, is not satisfied with access to due diligence materials, the results of its due diligence investigation, or the procedures and documentation for the registered offering referred to above, then clause (ii) or clause (iii) of this paragraph shall apply at the election of Counterparty, (ii) in order to allow Deutsche to sell the Hedge Shares in a private placement, enter into a private placement agreement substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance reasonably satisfactory to Deutsche (in which case, the Calculation Agent shall make any adjustments to the terms of this Transaction that are necessary, in its reasonable judgment, to compensate Deutsche for any discount from the public market price of the Shares incurred on the sale of Hedge Shares in a private placement), or (iii) purchase the Hedge Shares from Deutsche at the Relevant Price (as such term is defined in the Equity Definitions) on such Trading Days, and in the amounts, requested by Deutsche.

(s)                                  Indemnification.  Counterparty agrees to indemnify and hold harmless Deutsche and its affiliates and their respective officers, directors, employees, affiliates, advisors, agents and controlling persons (each, an “Indemnified Person”) from and against any and all losses (including, without limitation, losses relating to Deutsche’s hedging or trading activities, losses relating to Deutsche’s hedging activities as a consequence of becoming, or of the risk of becoming, a Section 16 “insider,” any losses resulting from the operation of any ownership limitations contained in the Charter and any losses in connection therewith with respect to this Transaction), claims, damages, judgments, liabilities and expenses (including reasonable attorney’s fees), joint or several, which an Indemnified Person may become subject to, as a result of (i) Counterparty’s failure to publicly announce and disclose the contents of any Repurchase Notice or Conversion Rate Adjustment Notice, as the case may be, or (ii) Counterparty’s failure to provide Deutsche with a Repurchase Notice on the day and in the manner specified in Section 9(c); and to reimburse, within 30 days, upon written request, each of such Indemnified Persons for any reasonable legal or other expenses incurred in connection with investigating, preparing for, providing testimony or other evidence in connection with or defending any of the foregoing.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against the Indemnified Person as a result of Counterparty’s failure to publicly announce and disclose the contents of any Repurchase Notice or Conversion Rate Adjustment Notice, as the case may be, such Indemnified Person shall promptly notify Counterparty in writing, and Counterparty, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others Counterparty may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding.  Counterparty shall not be liable for any settlement of any proceeding contemplated by this subsection that is effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, Counterparty agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Counterparty shall not, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding contemplated by this subsection that is in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding on terms reasonably satisfactory to such Indemnified Person.  If the indemnification provided for in this subsection is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then Counterparty hereunder, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities.  The remedies provided for in this subsection are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.  The indemnity and contribution agreements contained in this subsection shall remain operative and in full force and effect regardless of the termination of this Transaction.

(t)                                    Notice of Merger Consideration. Counterparty covenants and agrees that, as promptly as practicable following the public announcement of any transaction or event described in Section 11.06 of the Indenture, Counterparty shall notify Deutsche in writing of the types and amounts of consideration that holders of Shares have elected to receive upon consummation of such transaction or event (the date of such notification, the “Consideration Notification Date”); provided that in no event shall the Consideration Notification Date be later than the date on which such transaction or event is consummated.

(u)                                 Tax Disclosure.  Effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.

(v)                                 Right to Extend.  Deutsche may postpone, in whole or in part, any Valid Day or Valid Days during the Settlement Averaging Period with respect to some or all of the relevant Options (in which event the Calculation Agent shall make appropriate adjustments to the number of Options with respect to one or more of the Valid Days during such Settlement Averaging Period) if Deutsche determines, in its good faith and commercially reasonable judgment, that such extension is reasonably necessary to preserve Deutsche’s hedging or hedge unwind activity hereunder in light of existing liquidity conditions or to enable Deutsche to effect purchases or sales of Shares in connection with its hedging or settlement activity hereunder in a manner that would, if Deutsche were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Deutsche.

(w)                               Status of Claims in Bankruptcy.  Deutsche acknowledges and agrees that this Confirmation is not intended to convey to Deutsche rights against Counterparty with respect to the Transaction that are senior to the claims of common stockholders of Counterparty in any U.S. bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit Deutsche’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to the Transaction; provided, further, that nothing herein shall limit or shall be deemed to limit Deutsche’s rights in respect of any transactions other than the Transaction.

(x)                                   Securities Contract; Swap Agreement.  The parties hereto intend for: (a) the Transaction to be a “securities contract” and a “swap agreement” as defined in the Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”), and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 555 and 560 of the Bankruptcy Code; (b) a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as described in the Bankruptcy Code; (c) any cash, securities or other property provided as performance assurance, credit support or collateral with respect to the Transaction to constitute “margin payments” and “transfers” under a “swap agreement” as defined in the Bankruptcy Code; and (d) all payments for, under or in connection with the Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” and “transfers” under a “swap agreement” as defined in the Bankruptcy Code.

(y)                                 Governing Law.  New York law (without reference to choice of law doctrine).

(z)                                   Waiver of Jury Trial.   Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Transaction.  Each party (i) certifies that no representative, agent or attorney of either party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Transaction, as applicable, by, among other things, the mutual waivers and certifications provided herein.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to Deutsche a facsimile of the fully-executed Confirmation to Jonathan Miller at (732) 578-2650.  Originals shall be provided for your execution upon your request.

Very truly yours,

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Lee Frankefield
Name:	Lee Frankefield
Title:	Managing Director

By:	/s/ Andrea Leung
Name:	Andrea Leung
Title:	Managing Director

DEUTSCHE BANK AG, NEW YORK BRANCH
acting solely as Agent in connection
with this Transaction

By:	/s/ Andrew Yaeger
Name:	Andrew yaeger
Title:	Director

By:	/s/ Lee Frankefield
Name:	Lee Frankefield
Title:	Managing Director

Accepted and confirmed

as of the Trade Date:

THE MACERICH COMPANY

By:	/s/ Richard A. Bayer
Authorized Signatory
Name: Richard A. Bayer